Exhibit 3.4

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF

DRAGON INTERACTIVE CORPORATION

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”), the undersigned corporation hereby adopts the following amendment to its Articles of Incorporation (the “Articles of Incorporation”).

1.	NAME OF THE CORPORATION. The name of the corporation is Dragon Interactive Corporation (the “Corporation”). The Corporation’s Nevada Business Identification Number is NV20222490488.

2.	AMENDMENT TO ARTICLES OF INCORPORATION. The amendment adopted by the Corporation is set out in full below and ARTICLE I —NAME, is amended and restated in its entirety as follows:

“ARTICLE I — NAME. The name of the corporation is Dragon Interact, Inc.”

3.	EFFECTIVE DATE OF FILING. This Certificate of Amendment shall be effective on August 7, 2024.

IN TESTIMONY HEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation as of August 7, 2024.

By:	/s/ Darin Myman
Darin Myman
Title:	Secretary